SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 26, 2008

South Dakota Soybean Processors, LLC
(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-042968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 647-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 26, 2008, South Dakota Soybean Processors, LLC (“we,” “our” or “us”) entered into an amendment of the Master Loan Agreement with its lender, CoBank, ACB, of Greenwood Village, Colorado. See Item 2.03, the text of which is herein incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 26, 2008, we entered into an amendment of the Master Loan Agreement with our lender, CoBank, ACB. Under the amendment, the maximum amount available for us to borrow under the revolving working capital loan is $40 million, decreasing from $50 million under the previous amendment dated July 17, 2008. The maturity date on the revolving working capital loan is also extended from October 1, 2008 to December 31, 2008. In addition, the covenant governing the amount we may loan to our subsidiary, Urethane Soy Systems Company, is amended to increase the amount from $4.25 million to $8.5 million. All other items and conditions under the Master Loan Agreement and subsequent amendments remain the same following this amendment. The primary purpose of the revolving working capital loan is to finance our inventory and receivables. The amendment will be filed as an exhibit in our next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: September 30, 2008	/s/ Rodney Christianson
Rodney Christianson, Chief Executive Officer